EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-205356, 333-148789 and 333-137859) on Form S-8 and Registration Statement (No. 333-195591) on Form S-3 of ClearOne, Inc. of our report dated March 19, 2014, relating to our audit of the consolidated financial statements for the year ended December 31, 2013, which appears in this Annual Report on Form 10-K/A of ClearOne, Inc.

/s/ RSM US LLP

Irvine, California
January 12, 2016